Exhibit 10.3

AMENDMENT OF SECURITY INTEREST

AMENDMENT TO CLAIMS PROCEEDS INVESTMENT AGREEMENT

AND CONSENT

This Amendment of Security Interest, Amendment to Claims Proceeds Investment Agreement and Consent (this “Agreement”) is made and entered into as of August 23, 2018, by and between ParkerVision, Inc., a Florida corporation (“ParkerVision”) and Brickell Key Investments LP, a Delaware limited partnership (“Investor”).

W I T N E S S E T H

WHEREAS, ParkerVision and Investor have entered into that certain Claims Proceeds Investment Agreement (the “CPIA”), dated February 24, 2016, as amended (capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the CPIA); and

WHEREAS, to secure obligations of ParkerVision to Investor under the CPIA, ParkerVision granted and assigned to Investor a senior security interest in all of ParkerVision’s assets; and

WHEREAS, ParkerVision desires to enter into a secured promissory note in favor of Mintz in the original principal amount of $2,500,000 (the “Note”);

WHEREAS, ParkerVision’s obligations to Mintz under the Note and ParkerVision’s obligations to pay invoices under the fee agreement, dated as of February 25, 2016, between ParkerVision and Mintz, as amended, restated, supplemented or otherwise modified from time to time, are to be secured under a patent security agreement of even date hereof, between ParkerVision and Mintz (the “Security Agreement”) which will grant a lien on and security interest in the patents identified on Schedule 1 to this Agreement and all proceeds thereof (collectively, the “Mintz Security”);

WHEREAS, the CPIA requires and Investor desires to provide Investor’s written consent for ParkerVision to issue the Note and to enter into the Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.    Amendment of Security Interests.

a.    Mintz Security Amendment. Investor hereby amends the security interests that it has pursuant to the CPIA to release its security in, to and under any and all of the Mintz Security, including all Rights of any kind whatsoever of Investor accruing under the Mintz Security provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world and any and all claims and causes of action, with respect to any of the foregoing after the date hereof (the “Amendment”).

b.    Further Assurances. Investor shall take all further actions, and provide to ParkerVision and its successors, assigns and legal representatives all such cooperation and assistance, including, without limitation, the execution and delivery of any and all further documents or other instruments, as ParkerVision and its successors, assigns and legal representatives may reasonably request in order to confirm, effectuate and/or record the Amendment; provided that, any and all costs relating thereto shall be borne by ParkerVision.

1.    Amendment of CPIA.

a.    Section 1.1 (Definitions) of the CPIA is hereby amended by:

1.    Adding the following definitions after the definition of “Business Day”:

““INVESTOR Funds” means undisbursed funds constituting the Investment, the First Additional Investment, the Second Additional Investment and/or the Third Additional Investment or any additional investments provided to PARKERVISION in accordance with this Agreement that have not been disbursed for the payment of legal and other fees and expenses in accordance with the terms of this Agreement.”

“INVESTOR Funds Account” means the deposit account in the name of PARKERVISION designated for the purposes of holding INVESTOR Funds.

2.    Adding the following definitions after the definition of “Mintz”:

““Mintz Patents” means the Patents identified on Schedule C.

“Mintz Security” means the Mintz Patents and any and all proceed thereof.”

b.    Section 4.1 (Security Interest) of the CPIA is hereby amended and restated in its entirety as follows:

“4.1    Security Interest.   (a) Subject to Section 4.1(b) and, except with respect to the Mintz Security, PARKERVISION grants and assigns to INVESTOR a senior security interest in all of PARKERVISION's assets including, but not limited to, the Scheduled Patents Proceeds, the Scheduled Patents, the Claims, the Patent Assets, the Patent Assets Proceeds equal to the INVESTOR's Minimum Return, the INVESTOR Funds Account, the INVESTOR Funds and the Claims Proceeds Account and all cash contained therein (the "Security Interest"). PARKERVISION shall execute and deliver to INVESTOR, and INVESTOR may file with necessary filing offices, the Perfection Documents for the purpose of perfecting the Security Interest and as notice to third parties that PARKERVISION has conveyed any interest it may have in or to such assets.

(b) Upon INVESTOR receiving its Minimum Return, INVESTOR’s Security Interest shall be released as to the Patent Assets and the Patent Assets Proceeds. For clarity, INVESTOR shall continue to have a Security Interest on all of PARKERVISION’s assets and the proceeds thereof (other than the Patent Assets, the Patent Assets Proceeds and the Mintz Security), including (i) the Claims, the Scheduled Patents and the Scheduled Patents Proceeds, (ii) the INVESTOR Funds Account, (iii) the INVESTOR Funds and (iv) the Claims Proceeds Account and all cash contained therein in accordance with this Agreement, until receipt in full of its Additional Return.

(c) INVESTOR shall take all further actions, and provide to PARKERVISION and its successors, assigns and legal representatives all such cooperation and assistance, including, without limitation, the execution and delivery of any and all further documents or other instruments, as PARKERVISION and its successors, assigns and legal representatives may reasonably request in writing in order to confirm, effectuate and/or record the releases provide for in Sections 4.1(b); provided that, any and all costs relating thereto shall be borne by ParkerVision.”

c.    Schedule A (Scheduled Patents and Claims) of the CPIA is hereby amended by adding “except for the Patent Assets” after the word “otherwise” at the end of item 5 under “PATENTS” on such Schedule.

d.    Schedule B of the CPIA is hereby amended by adding “and the Mintz Patents” after the words “Scheduled Patents” at the end of the parenthetical in such Schedule.

e.    A new Schedule C (Mintz Patents) is hereby added to the CPIA containing the list of patents set forth on Schedule 1 to this Agreement.

f.    Annex E (List of Perfection Documents) of the CPIA is hereby amended and restated in its entirety as follows:

“UCC – 3 Financing Statement Amendment and, with respect to intellectual property, the filing of an intellectual property security agreement, covering the following:

Except with respect to the Mintz Security, PARKERVISION grants and assigns to INVESTOR a senior security interest in all of PARKERVISION's assets including, but not limited to, the Scheduled Patents Proceeds, the Scheduled Patents, the Claims, the Patent Assets, the Patent Assets Proceeds equal to the INVESTOR's Minimum Return, the INVESTOR Funds Account, the INVESTOR Funds and the Claims Proceeds Account and all cash contained therein. Upon INVESTOR receiving its Minimum Return, INVESTOR’s Security Interest shall be released as to the Patent Assets and the Patent Assets Proceeds. For clarity, INVESTOR shall continue to have a Security Interest on all of PARKERVISION’s assets and the proceeds thereof (other than the Patent Assets, the Patent Assets Proceeds and the Mintz Security), including (i) the Claims, the Scheduled Patents and the Scheduled Patents Proceeds, (ii) the INVESTOR Funds Account, (iii) the INVESTOR Funds and (iv) the Claims Proceeds Account and all cash contained therein in accordance with this Agreement, until receipt in full of its Additional Return. Upon INVESTOR receiving its Additional Return, INVESTOR’s Security Interest shall be released.”

g.    The amendments to the CPIA set forth above are effective as of the date of this Agreement; provided that, for clarity the Security Interest and the UCC-3 and intellectual property security agreement provided for herein relate back to the date of the original CPIA and shall have the priority of the original UCC Financing Statement No. 201607826079 filing dated June 7, 2016. Other than as expressly set forth above, no other terms and conditions of the CPIA are amended, modified or revoked.

h.    Concurrently with the execution of this Agreement, PARKERVISION shall execute and deliver to INVESTOR, and INVESTOR shall promptly file with necessary filing offices, amendments to the Perfection Documents to reflect the amendments to UCC Financing Statement No. 201607826079 and the CPIA set forth above.

2.    Consent to Security.  In accordance with and pursuant to Section 7.1(d) of the CPIA, Investor hereby consents to ParkerVision granting a lien on and first priority security interest in the Mintz Security in connection with the sale of the Notes.

3.    Consent to Incurrence of Indebtedness. In accordance with and pursuant to Section 8.1(g) (Incurrence of Indebtedness) of the CPIA, Investor hereby consents to ParkerVision’s incurrence of $2,500,000 of indebtedness by ParkerVision’s issuance of the Note.

4.    Miscellaneous. Any and all disputes hereunder shall be finally determined in accordance with Section 9 of the CPIA. This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings and agreements regarding the subject matter hereof. This Agreement may not be altered or modified except in a writing duly executed by the parties hereto. This Agreement shall be binding upon the parties, their successors and assigns. If, at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect in any jurisdiction, neither the legality, validity or enforceability of the remaining provisions, nor the legality, validity or enforceability of such provisions under the law of any other jurisdiction will be affected or impaired. Each of the parties covenants and agrees that it shall execute such further documents and do and perform or cause to be done and performed such further and other acts as may be reasonably necessary from time to time in order to give full effect to the provisions of this Agreement; provided that, any and all costs relating thereto shall be borne by ParkerVision. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be equally effective as delivery of a manually executed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PARKERVISION, INC.

By:
Name: Jeffrey Parker
Title: Chief Executive Officer

BRICKELL KEY INVESTMENTS LP

By:
Name:
Title: Director for and on behalf of Brickell Key Partners GP Limited, as General Partner of Brickell Key Investments LP